     As filed with the Securities and Exchange Commission on July 30, 1996.

                                                 Registration No. 333-
- -------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                    --------

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                    --------

                            VINTAGE PETROLEUM, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                     73-1182669
(State or other jurisdiction of            (I.R.S. employer identification no.)
incorporation or organization)

                            4200 One Williams Center
                             Tulsa, Oklahoma  74172
                        (Address of principal executive
                          offices including zip code)

                      Vintage Petroleum, Inc. 401(k) Plan
                            (Full title of the plan)

                                    --------

                           Charles C. Stephenson, Jr.
                             Chairman of the Board
                            4200 One Williams Center
                             Tulsa, Oklahoma  74172
                    (Name and address of agent for service)

  Telephone number, including area code, of agent for service:  (918) 592-0101


                        CALCULATION OF REGISTRATION FEE
- ------------------------------------------------------------------------------
                                           Proposed    Proposed
                                           maximum     maximum
                                           offering    aggregate    Amount of
Title of securities      Amount to be      price       offering    registration
to be registered         registered        per share   price           fee
- --------------------------------------------------------------------------------
Common Stock,              200,000        $24.00(2)   $4,800,000(2)  $1,656
$.005 par value            shares (1)
- -------------------------------------------------------------------------------

(1) The shares of Common Stock being registered consist of shares to be acquired by the Trustee pursuant to the Vintage Petroleum, Inc. 401(k) Plan (the "Plan") for the accounts of participants.

(2) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c), on the basis of the average of the high and low prices for the Common Stock on the New York Stock Exchange Composite Tape for July 26, 1996.

   In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.
- --------------------------------------------------------------------------------

                                EXPLANATORY NOTE

   This Registration Statement relates to the registration of additional shares of Common Stock of the registrant to be acquired by the Trustee pursuant to the Vintage Petroleum, Inc. 401(k) Plan (the "Plan") for the accounts of participants. The contents of the registrant's Registration Statement on Form S-8, Registration No. 33-55706, filed with the Securities and Exchange Commission on December 14, 1992 (the "Prior Registration Statement") are hereby incorporated by reference. The Items below contain information required in this Registration Statement that was not included in the Prior Registration Statement.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

   The following documents heretofore filed by the registrant or the Plan, as the case may be, with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

     (1) The registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, which incorporates by reference, among other items, pages 29 through 45 of the registrant's 1995 Annual Report to Stockholders, containing the consolidated financial statements of the registrant and its subsidiaries and certain supplementary data for the fiscal year ended December 31, 1995, together with the report thereon of Arthur Andersen LLP, independent public accountants;

     (2) The registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996;

     (3)  The registrant's Current Report on Form 8-K dated December 28, 1995;

     (4) The description of the registrant's Common Stock contained in the registrant's registration statement on Form 8-A, dated July 18, 1990, including any amendment or report heretofore or hereafter filed for the purpose of updating the description of the registrant's Common Stock contained therein; and

     (5) The Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 1995.

     In addition, all documents subsequently filed by the registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from their respective dates of filing. Any statement contained in a document incorporated by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits.

     The following are filed as exhibits to this Registration Statement:

    23(a)* Consent of Arthur Andersen LLP.
    23(b)* Consent of Netherland, Sewell & Associates, Inc.
    24*    Power of Attorney (included on page II-2 of this Registration
           Statement).

    The opinion of counsel contemplated by Item 601(b)(5)(i) of Regulation S-K is not being filed since the shares of Common Stock being registered are not original issue shares.

- -------------

    *      Filed herewith.

                                   SIGNATURES

    The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma on the 30th day of July, 1996.

                                         Vintage Petroleum, Inc.



                                         By: /s/ C. C. Stephenson, Jr.
                                             -------------------------------
                                             C. C. Stephenson, Jr.
                                             Chairman of the Board

    KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints C. C. Stephenson, Jr., Jo Bob Hille and William
C. Barnes, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


    Signature                        Title                        Date
    ---------                        -----                        ----
/s/ C. C. Stephenson, Jr.      Director and Chairman          July 30, 1996
- -------------------------      of the  Board
C. C. Stephenson, Jr.


/s/ Jo Bob Hille               Director, Vice Chairman        July 30, 1996
- -------------------------      of the Board and Chief
Jo Bob Hille                   Executive Officer (Principal
                               Executive Officer)


/s/ S. Craig George            Director, President            July 30, 1996
- -------------------------      and Chief Operating
S. Craig George                Officer



/s/ William C. Barnes           Director, Executive         July 30, 1996
- ----------------------------    Vice President, Chief
William C. Barnes               Financial Officer
                                and Treasurer
                                (Principal Financial
                                Officer)

/s/ Bryan H. Lawrence           Director                    July 30, 1996
- --------------------------
Bryan H. Lawrence


/s/ John T. McNabb, II          Director                    July 30, 1996
- ---------------------------
John T. McNabb, II



/s/ Michael F. Meimerstorf      Vice President and          July 30, 1996
- --------------------------      Controller (Principal
Michael F. Meimerstorf          Accounting Officer)


          The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma on the 30th day of July, 1996.


                                    Vintage Petroleum, Inc. 401(k) Plan

                                    By:  Vintage Petroleum, Inc.
                                         Plan Administrator



                                       By:/s/ Michael F. Meimerstorf
                                          --------------------------
                                         Michael F. Meimerstorf
                                         Vice President and Controller

                               INDEX TO EXHIBITS



Exhibit
Number                Description of Document
- ------                -----------------------

23(a)      Consent of Arthur Andersen LLP.

23(b)      Consent of Netherland, Sewell & Associates, Inc.

24 Power of Attorney (included on page II-2 of this Registration Statement).